                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ESYNCH CORPORATION
               (Exact name of Company as specified in its charter)

            Delaware                                            87-0461856
---------------------------------                           ------------------
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                  15502 Mosher Avenue, Tustin, California 92780
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


            eSynch Stock Option Agreements with the Following Persons
              (month and year of grant indicated parenthetically):

                 Thomas Hemingway (3/00); James H. Budd (3/00);
        T. Richard Hutt (3/00); David Lyons (3/00) and Robert Way (4/99)

              eSynch Warrant Agreements with the Following Persons (month and year of grant indicated parenthetically):

               Donald C. Watters (1/99) and David P. Noyes (1/99)

            eSynch Consulting Agreements with the Following Persons:
            (month and year of Agreement indicated parenthetically):

                   Lee Puglisi (10/99) and Ryan Spencer (1/99)

                                Thomas Hemingway
                               eSynch Corporation
                               15502 Mosher Avenue
                            Tustin, California 92780
                            ------------------------
                     (Name and address of agent for service)

                                 (714) 258-1900
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------ --------------------- ------------------- -------------------------- ----------------------
                                                Proposed maximum       Proposed maximum
Title of securities to       Amount to be        offering price       aggregate offering            Amount of
     be registered          registered (1)       per share (2)             price (2)            registration fee
------------------------ --------------------- ------------------- -------------------------- ----------------------
 Common Stock, $0.001
       par value            823,700 shares          $13.688             $11,274,393.75              $2,976.44
------------------------ --------------------- ------------------- -------------------------- ----------------------

1. Each Stock Option Agreement for Thomas Hemingway, James Budd, T. Richard Hutt and David Lyons was issued pursuant to the 1997 Stock Incentive Plan of Intermark Corporation (an entity that merged with eSynch Corporation (the "Company")) and grants options to purchase 150,000, 117,000, 117,000 and 11,700 shares of Common Stock respectively to the holder. The Stock Option Agreement for Robert Way was issued pursuant to an employment agreement with the Company and grants options to purchase 110,000 shares of Common Stock to the holder. The Warrant Agreements with Donald Watters and David Noyes were issued pursuant to Consulting Agreements with the Company and each grants the holder warrants to purchase 150,000 shares of Common Stock. Each Consulting Agreement with Lee Puglisi and Ryan Spencer grants the holder 40,000 and 3,000 shares of Common Stock respectively of which 15,000 and 3,000 shares of Common Stock respectively are being registered.

2. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (as amended), on the basis of $13.688 per share, the average of the high and low prices of the Common Stock on the OTC Bulletin Board on March 21, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN AND AGREEMENT INFORMATION

         The documents containing the information required by Part I will be sent or given to the persons listed on the cover page as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.  REGISTRANT INFORMATION

         Upon the written or oral request by a participant in any of the agreements listed on the cover page, the Company will provide any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference into this Section 10(a) prospectus), any documents required to be delivered to participants pursuant to Rule 428(b) and other additional information about such agreements. All of such documents and information will be available without charge. Any and all such requests should be directed to the Company at 15502 Mosher Avenue, Tustin, California 92780, telephone (714) 258-1900, attention: Corporate Secretary.

                                EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8 and Form S-3 pursuant to the Securities Act. The Form S-8 portion of this Registration Statement will be used for offers of shares of common stock, par value of $.001 per share (the "Common Stock"), of the Company, pursuant to each of the agreements listed on the cover page. In accordance with the Note to Part I of Form S-8, the information specified by Part I for Form S-8 has been omitted from this Registration Statement. The Reoffer Prospectus filed as a part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and will be used for reofferings or resales of shares of Common Stock which are deemed to be control securities which have been or will be acquired by control persons, or restricted securities, pursuant to each of the agreements listed below.

                               REOFFER PROSPECTUS

                               ESYNCH CORPORATION

     150,000 shares of Common Stock under the Stock Option Agreement with Thomas Hemingway.

     117,000 shares of Common Stock under the Stock Option Agreement with James
     H. Budd.

     117,000 shares of Common Stock under the Stock Option Agreement with T. Richard Hutt.

     11,700 shares of Common Stock under the Stock Option Agreement with David Lyons.

     110,000 shares of Common Stock under the Stock Option Agreement with Robert Way.

     150,000 shares of Common Stock under the Warrant Agreement with Donald C. Watters, Jr.

     150,000 shares of Common Stock under the Warrant Agreement with David P. Noyes.

     15,000 shares of Common Stock under the Consulting Agreement with Lee Puglisi.

     3,000 shares of Common Stock under the Consulting Agreement with Ryan Spencer.

         The shares of common stock, $.001 par value (the "Common Stock"), covered by this Reoffer Prospectus may be offered and sold to the public by those stockholders of the Company listed above (the "Selling Stockholders"), all of whom are "affiliates" (as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act")) of the Company, with the exception of Messrs. Puglisi and Spencer. The Selling Stockholders may sell a maximum of 823,700 shares of Common Stock (the "Shares"). The Selling Stockholders acquired or will acquire the Shares pursuant to their exercise of stock options or warrants granted to them, or pursuant to the award of Common Stock, under the agreements listed above.

         All or a portion of the Shares may be offered for sale, from time to time, on the Over-the-Counter ("OTC") Bulletin Board or otherwise, at prices and terms then obtainable, or in negotiated transactions, subject to certain limitations. However, any Shares covered by this Reoffer Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 instead of pursuant to this Reoffer Prospectus. See "Plan of Distribution."

         We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders, but we will receive funds in connection with the exercise of any stock options and warrants relating to such Shares. The Company will use such funds for working capital. The Company will bear all expenses of registration incurred in connection with this offering, but individual Selling Stockholders will bear any brokerage commissions, discounts and other expenses that they incur.

         Our Common Stock is listed on the OTC Bulletin Board under the symbol "ESYN." On March 21, 2000, the last reported sale price of the Common Stock was $13.844.

------------------------------------------------------------------------------
THESE ARE SPECULATIVE SECURITIES AND THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.
------------------------------------------------------------------------------

         Neither the Securities and Exchange Commission (the "Commission") nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or the adequacy of the Prospectus.
Any representation to the contrary is a criminal offense.

         The date of this Reoffer Prospectus is March 21, 2000

                                TABLE OF CONTENTS

AVAILABLE INFORMATION.................................................................1


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................2


PROSPECTUS SUMMARY....................................................................2


THE COMPANY...........................................................................3

   OUR BUSINESS.......................................................................3
   OUR HISTORY........................................................................3

THE OFFERING..........................................................................3


RISK FACTORS..........................................................................3

   WE HAVE A LIMITED OPERATING HISTORY AND REVENUES HAVE BEEN MINIMAL TO DATE.........4
   OUR FUTURE OPERATING RESULTS ARE UNPREDICTABLE.....................................4
   WE NEED ADDITIONAL CAPITAL.........................................................4
   MANAGEMENT OWNS A CONTROLLING INTEREST IN ESYNCH CORPORATION.......................5
   THE LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OPERATIONS........................5
   A FAILURE TO ATTRACT KEY PERSONNEL COULD ADVERSELY AFFECT OUR PLANS................5
   WE FACE COMPETITION IN THE MARKETS WE SERVE........................................5
   THERE IS A SPORADIC TRADING MARKET FOR OUR COMMON STOCK............................5
   VOLATILITY AND STOCK MARKET RISK...................................................6
   A LARGE AMOUNT OF SHARES WILL BECOME AVAILABLE FOR FUTURE SALE.....................6
   FUTURE ISSUANCES OF STOCK COULD ADVERSELY AFFECT HOLDERS OF COMMON STOCK...........6
   WE RUN A RISK OF SYSTEM CAPACITY CONSTRAINTS AND SYSTEM FAILURE....................6
   OUR INTERNET BUSINESS IS VULNERABLE TO THIRD PARTY MISCONDUCT......................6
   WE RELY ON TRADE SECRET PROTECTION TO PROTECT SOME OF OUR RIGHTS...................7
   WE WILL DEPEND ON ACCEPTANCE OF OUR BRAND NAMES....................................7
   WE NEED TO PROTECT OUR BUSINESS NAMES..............................................7
   WE COULD FACE LIABILITY FOR MATERIALS DISSEMINATED THROUGH THE INTERNET............7
   OUR EVOLVING BUSINESS PLAN MAY CHANGE..............................................7
   ADDITIONAL RISKS...................................................................8

FORWARD-LOOKING AND CAUTIONARY STATEMENTS.............................................9


USE OF PROCEEDS.......................................................................9


SELLING STOCKHOLDERS.................................................................10


PLAN OF DISTRIBUTION.................................................................11


LEGAL MATTERS........................................................................11


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..12

         eSynch, Electronic Digital Distribution, Kiss Software, Oxford Media and all product or service names of eSynch used in this Prospectus are unregistered trademarks, service marks and tradenames of eSynch. The logos associated with such names are unregistered trademarks and service marks of eSynch. Other brand names or trademarks appearing in this prospectus are the property of their respective owners.

                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file periodic reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549 and the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained by mail from the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. See "Incorporation of Certain Documents by Reference.

         The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act with respect to the Shares of Common Stock offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all the information set forth in or annexed as exhibits to the Registration Statement. For further information with respect to the Company and the Shares of Common Stock offered by this Reoffer Prospectus, reference is made to the Registration Statement and to the financial statements, schedules and exhibits filed as part thereof or incorporated by reference herein. Copies of the Registration Statement, together with such financial statements, schedules and exhibits, may be obtained from the public reference facilities of the Commission at the addresses listed above, upon payment of the charges prescribed therefor by the Commission. Statements contained in this Reoffer Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, reference is made to the copy of such contract or other documents, each such statement being qualified in its entirety by such reference. Copies of such contracts or other documents, to the extent that they are exhibits to this Registration Statement, may be obtained from the public reference facilities of the Commission, upon the payment of the charges prescribed therefor by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated in and made part of this registration statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference.

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

     (2)  The Company's Current Report on Form 8-K dated February 15, 2000.

     (3)  The Company's Current Report on Form 8-K dated February 8, 2000.

     (4)  The Company's Current Report on Form 8-K dated January 27, 2000.

     (5)  The Company's Current Report on Form 8-K dated October 15, 1999.

     (6)  The Company's Current Report on Form 8-K/A dated August 13, 1999.

     (7)  The Company's Current Report on Form 8-K dated April 19, 1999.

     (8) The description of the Company's Common Stock, filed with the Commission on February 29, 2000 on Form SB-2 describing the Common Stock referred to herein, including any amendment or report filed to update the description.

         The Company undertakes to provide without charge to each person, including any beneficial owner of Shares of Common Stock, to whom this Reoffer Prospectus is delivered, on written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or oral requests for such copies should be directed to the Company, at 15502 Mosher Avenue, Tustin, California, 92780, telephone number (714) 258-1900.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this Reoffer Prospectus. This summary is not complete and may not contain all of the information that you should consider before purchasing our Common Stock. Certain statements made in this Reoffer Prospectus constitute "forward-looking statements" under the Private Litigation Reform Act of 1995. See
"Forward-Looking Statements."

          In this prospectus, "eSynch," "we," "us" and "our" refer to eSynch Corporation and its subsidiaries.

                                   THE COMPANY

OUR BUSINESS

         We provide advanced computer Internet utility programs and video-on-demand products, and we market and sell software, hardware and video on the Internet. We accomplish this through the development of Electronic Digital Distribution ("EDD") technology that enables us to deliver software, video or audio content from a wide range of sources. Our proprietary EDD system allows a digital product to be wrapped in a secure digital envelope and distributed across the Internet and cable and satellite networks. We also employ this system in our online malls.

         Our target customers include dealers and resellers such as broadcasting and telecommunications companies that may use our technology to distribute electronic content on demand to their viewers or subscribers, as well as end-users who have broadband connections to the Internet. We generate revenue by selling digital content or software and by selling advertising space in our digital delivery process, which allows for banner advertising.

         To date, our primary activities have consisted of raising capital, and acquiring companies in the on-line, software and related areas.

OUR HISTORY

         We were incorporated in Delaware on December 21, 1988, under the name Tri-Nem, Inc. On October 5, 1994, we changed our name to Innovus Corporation ("Innovus"). On August 5, 1998, we merged with Intermark Corporation ("Intermark"). We began a new business direction with the software publishing and distribution business of Intermark and development of its proprietary EDD technology. We changed our name to eSynch Corporation on November 9, 1998. We have continued to expand our operations through acquisitions of other businesses and internal growth.

         Our principal offices are located at 15502 Mosher Avenue, Tustin, California, 92780 and our telephone number is (714) 258-1900.

                                  THE OFFERING

         The Selling Stockholders may offer and sell up to 823,700 Shares of Common Stock under this Reoffer Prospectus. We will not receive any of the proceeds from the sale of these Shares, but we will receive funds in connection with the exercise of any stock options or warrants relating to such Shares. The Company will use such funds for working capital. See "Use of Proceeds" and "Selling Stockholders."

                                  RISK FACTORS

         Before you decide to purchase the Shares of Common Stock offered under this Reoffer Prospectus, you should be aware that there are various risks, including those described below. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the shares of our Common Stock that you purchase could decline in value and you may lose all or part of your investment. You should consider carefully these risk factors before you decide to purchase our shares.

WE HAVE A LIMITED OPERATING HISTORY AND REVENUES HAVE BEEN MINIMAL TO DATE

         To date, we have generated only minimal revenues. We have only a limited operating history on which our business can be evaluated and our business must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in early stages of development that are entering into new and rapidly evolving markets. These risks include the following:

     - The limited resources that we have to compete with more established competitors who have greater brand name recognition and greater resources.

     - The need to raise additional capital to sustain operations and the absence of any assurance that such financing will be obtainable on acceptable terms when needed, if at all.

     - The need to establish alliances or partnerships with established companies.

     - The need to develop brand name recognition and to continually strengthen customer loyalty and satisfaction.

     -    Anticipated continued losses from operations.

     -    The difficulty of managing growth.

     - The difficulty of anticipating and adapting to technological, market and other changes.

     - The difficulty of attracting, integrating and motivating qualified personnel.

         We must, among other things, successfully implement and execute our business strategy, continue to develop and upgrade our technology, enhance our services and products to meet the needs of a changing market, and provide superior customer service.

OUR FUTURE OPERATING RESULTS ARE UNPREDICTABLE

         Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors, many of which are outside our control. These factors include:

     - the ability of competitors to provide services and products that are competitive with our own.

     - competition from larger companies with greater brand name recognition or greater financial, marketing or management resources than those available to us.

     -    adverse changes in consumer trends or general economic conditions.

     -    our ability to keep pace with technological developments.

         As a strategic response to changes in the competitive environment, we may from time to time make certain decisions that temporarily harm our business. As a result, our operating results at times may be below expectations. If this happens, it is likely that the value of our Common Stock would decline.

WE NEED ADDITIONAL CAPITAL

         Our business model indicates that it is likely that we will incur operating losses over the next several months. As a result of those losses and the funds needed for managing acquisitions, working capital and infrastructure development, we anticipate that we will have to raise substantial additional capital to sustain our operations during this period. We may not be able to obtain the financing that our business requires. Even if we can obtain financing when it is needed, it may not be on favorable terms. In addition, a financing could have the effect of reducing the percentage of our shares owned by our existing stockholders, including investors purchasing shares pursuant to this offering. A financing could have the additional effect of diluting or reducing the value of the outstanding shares. We may sell shares or grant options or warrants to buy shares at prices lower than the prevailing value of your shares.

MANAGEMENT OWNS A CONTROLLING INTEREST IN ESYNCH CORPORATION

         Our officers and directors currently own or control a substantial majority of our outstanding Common Stock. If they act in concert, they will continue to be able to exercise voting control over eSynch for the foreseeable future and will be able to elect the entire Board of Directors and generally determine our management policy. This management control could prevent, or make more difficult, a sale of eSynch.

THE LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OPERATIONS

         Thomas Hemingway and others play a key role in our operations and in the further development of our business. The loss of the services of any of them could adversely impact our business and chances for success.

A FAILURE TO ATTRACT KEY PERSONNEL COULD ADVERSELY AFFECT OUR PLANS

         Our performance will greatly depend on our ability to hire, train, retain and motivate additional officers and other key employees. However, competition for highly skilled managerial, technical, marketing and customer service personnel is intense. We may not be able to successfully attract, integrate or retain sufficiently qualified personnel and, in that event, our business could suffer.

WE FACE COMPETITION IN THE MARKETS WE SERVE

         There is intense competition among companies selling services and products on the Internet. Increased competition is likely to bring both strong price and quality competition. As a result, in order to remain competitive, we might have to make additional expenditures on research and development, marketing, and customer service or to reduce our pricing, or both, which would adversely affect our ability to achieve and maintain profitability.

         There are several other companies involved in media and digital distribution channels that have far greater financial and management resources and greater name brand recognition than we have.

THERE IS A SPORADIC TRADING MARKET FOR OUR COMMON STOCK

         The public market for our Common Stock is sporadic. After this offering, you may not be able to resell your shares at or above the public offering price due to a number of factors, including:

     - actual or anticipated fluctuations in our operating results or annualized contract values.

     -    changes in expectations as to our future financial performance.

     -    changes in securities analysts' financial estimates.

     - the operating and stock price performance of our competitors and other comparable companies.

VOLATILITY AND STOCK MARKET RISK

         The stock market in general, and the stocks of web-based businesses in particular, have experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our Common Stock, regardless of our actual operating performance.

A LARGE AMOUNT OF SHARES WILL BECOME AVAILABLE FOR FUTURE SALE

         We expect the trading price of our Common Stock to fluctuate depending on the supply of our shares in the public market. We estimate that the amount of our shares traded publicly has not been more than 2,300,000. That represents less than 22% of the number of shares that are outstanding on a fully diluted basis. Many of the shares that are outstanding are or will within the next six months become available for sale in the public market. Rule 144, this offering, and our registration of shares pursuant to certain registration rights agreements will result in a large number of shares being available for public sale as compared with the number of shares historically traded. A large supply of shares, unless met by an equal or greater demand, could result in lower trading prices.

FUTURE ISSUANCES OF STOCK COULD ADVERSELY AFFECT HOLDERS OF COMMON STOCK

         The Board of Directors is authorized to issue additional shares of preferred stock without approval from holders of Common Stock. Preferred stock can have rights and preferences, as may be determined by the Board of Directors, that are senior to the Common Stock. The Board of Directors is authorized to issue additional shares of Common Stock without approval from holders of Common Stock. Additional Common Stock may be issued or reserved for issuance on terms and at prices as may be determined by the Board of Directors. Among other things, such authority may make it more difficult for a person to acquire eSynch. In turn, this may make it less likely that holders of Common Stock will receive a premium price for their shares.

WE RUN A RISK OF SYSTEM CAPACITY CONSTRAINTS AND SYSTEM FAILURE

         We are largely dependent upon our communications and computer hardware and software. A high volume of traffic and transactions on our servers could exceed their capacity. If our digital content were to load slowly, this may potentially drive away customers. Based on our experience and the experience of other e-commerce companies, we anticipate that we will experience periodic system interruptions in the future. Any system interruptions that result in the unavailability of our service or in reduced customer activity could lead our users to seek out our competitors. In such an event, we might find it difficult and might have to incur additional marketing costs to get our users to return to our servers. Our systems are also vulnerable to damage from earthquakes, fires, floods, power loss, telecommunications failure, break-ins and similar catastrophic events. A substantial interruption in the operability of these systems would harm our business. We do not have any business interruption insurance that would compensate us for any resulting losses we might incur.

OUR INTERNET BUSINESS IS VULNERABLE TO THIRD PARTY MISCONDUCT

         Despite our implementation of network and firewall security, our servers are vulnerable to computer viruses, physical or electronic break-ins, deliberate attempts by third parties to exceed the capacity of our systems and similar disruptive problems. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays, and losses of data. The occurrence of any of these risks could harm our business.

WE RELY ON TRADE SECRET PROTECTION TO PROTECT SOME OF OUR RIGHTS

         To date, we have relied to a significant degree on intellectual property laws and technical measures to establish and protect our proprietary rights. Trade secrets, trademarks and other methods to protect our intellectual property rights may prove to be ineffective or inadequate to prevent imitation of our services or products or to prevent others from claiming violations of their proprietary rights by us. In addition, others may assert rights in our proprietary rights. Our customer lists are of great value to our business, and if a competitor acquired these lists, it could harm our business.

WE WILL DEPEND ON ACCEPTANCE OF OUR BRAND NAMES

         We believe that the development of brand name recognition is critical to the success of most businesses, including our own, particularly with the recent and growing increase in the number of companies that are conducting business on the Internet. Development and awareness of the eSynch brand name will depend largely on our success in increasing our customer base and strategic relationships. If consumers do not perceive us as offering a desirable way to access digital content and software or if other e-commerce companies do not perceive us as an effective marketing and sales channel for their products or services, we would be unsuccessful in promoting our brand name.

WE NEED TO PROTECT OUR BUSINESS NAMES

         We have only recently commenced a program designed to obtain trademark registrations for our software and our business names and service mark registrations for our service names. We may be unable to obtain such protections. Registrations or other protections of names may prove to be inadequate to prevent imitation of our names or to prevent others from claiming violations of their trademarks and service marks by us. In addition, others may assert rights in our trademarks and service marks.

WE COULD FACE LIABILITY FOR MATERIALS DISSEMINATED THROUGH THE INTERNET

         The law relating to the liability of Internet service companies for information carried on or disseminated through their services is currently unsettled. It is possible that claims could be made against Internet service companies under both U.S. and foreign law for defamation, libel, invasion of privacy, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their services. Furthermore, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for our Internet auctions and other services. This could increase our cost of doing business or otherwise harm our business.

OUR EVOLVING BUSINESS PLAN MAY CHANGE

         We intend to continue to develop our business plan and to explore opportunities to expand the breadth and depth of our products and services. Changes in how business is generally conducted could prevent us from achieving our business objectives. Financially more powerful providers that offer competitive services or products could also prevent us from achieving our business objectives.

ADDITIONAL RISKS

         In addition to matters affecting our industry generally, factors which could cause actual results to differ from expectations include, but are not limited to (i) insufficient sales of our software; (ii) the introduction by competitors of new products with significant competitive advantages over our products; (iii) the lack of sufficient resources to sustain marketing and other operations; (iv) the inability to attract and retain sufficient management and technical expertise, or the loss of key employees; (v) the inadequacy of our contractual or legal efforts to protect confidential information or intellectual property, and the financial inability to pursue legal remedies that may be available; (vi) the ineffectiveness of our selection, due diligence, execution, and integration of acquisitions; (vii) the direct or indirect effects of hackers on public utilities, telecommunications networks, customers, vendors, service providers, and the economy or financial markets generally; (viii) other technical or communications problems, such as power outages, system failures or system crashes; and (ix) unknown risks and uncertainties, or the inability to assess any existing risks and uncertainties.

         We believe that this Reoffer Prospectus, which is part of our registration statement, may be used by the Selling Stockholders for the sale of the Shares offered hereby for a period of nine months after the date on the cover page hereof, provided that the information contained herein (including our financial statements) is not more than 16 months old from the date of such Reoffer Prospectus and we otherwise comply with applicable securities laws. We cannot assure you, however, that our registration statement will remain effective as we intend. The value of the Shares being offered by this Reoffer Prospectus could deteriorate if a current Reoffer Prospectus covering the Shares is not part of an effective registration statement, or if the Common Stock is not registered for sale or exempt from registration in the jurisdictions governing the sales made under this Reoffer Prospectus.

                    FORWARD-LOOKING AND CAUTIONARY STATEMENTS

         This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such forward-looking statements are subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus except for historical information may be deemed to be forward-looking statements. Also, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology are intended to help you identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

     -    Our expectations about the marketplace and consumer acceptance.

     -    Our marketing and sales plans.

     - Our expectations regarding the growth of our business and that our business model will succeed.

     - Our ability to introduce new services and products and improve technology.

     -    The success of our technology.

         These statements are not guarantees of future performance. Future performance is subject to risks, uncertainties and assumptions that are difficult to predict and may be beyond our control. Therefore, our actual results could differ materially from anticipated results. These risks and uncertainties include those noted in "Risk Factors" above.

         We do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus for any reason, even if new information becomes available or other events occur in the future.

                                 USE OF PROCEEDS

         The proceeds from the sale of each Selling Stockholder's Common Stock will belong to the Selling Stockholder. The Company will not receive any proceeds from such sales of the Common Stock.

                              SELLING STOCKHOLDERS

         The Shares offered under this Reoffer Prospectus are being registered for reoffers and resales by Selling Stockholders of the Company who have and may in the future acquire such Shares under the Agreements listed on the cover page of the Reoffer Prospectus (the "Agreements"). The Selling Stockholders named in the following table may resell all, a portion, or none of such Shares. There is no assurance that any of the Selling Stockholders will sell any or all of the Shares being registered hereunder.

         The following table sets forth certain information concerning the Selling Stockholders as of March 8, 2000, and as adjusted to reflect the sale by the Selling Stockholders of the Shares offered hereby, assuming all of the Shares offered hereby are sold:

------------------------------- ---------------------------------------------- --------------------------------------
                                                                                      PERCENTAGE OF SHARES OF
                                                                                           COMMON STOCK
                                            SELLING STOCKHOLDERS                       BENEFICIALLY OWNED(3)
------------------------------- ---------------------------------------------- --------------------------------------
                                 NUMBER OF SHARES        NUMBER OF SHARES
             NAME                    OWNED (1)             OFFERED (2)          BEFORE OFFERING     AFTER OFFERING
------------------------------- -------------------- ------------------------- ------------------- ------------------
Thomas Hemingway(4)                       1,704,609          150,000                 15.4%               14.0%
------------------------------- -------------------- ------------------------- ------------------- ------------------
James H. Budd(5)                          1,214,715          117,000                 11.4%               10.3%
------------------------------- -------------------- ------------------------- ------------------- ------------------
T. Richard Hutt(6)                        1,230,391          117,000                 11.6%               10.5%
------------------------------- -------------------- ------------------------- ------------------- ------------------
David Lyons (7)                              11,700           11,700                   *                   *
------------------------------- -------------------- ------------------------- ------------------- ------------------
Robert Way(8)                               301,857          110,000                  2.8%               1.8%
------------------------------- -------------------- ------------------------- ------------------- ------------------
Donald C. Watters, Jr.(9)                 1,209,759          150,000                 10.7%               9.4%
------------------------------- -------------------- ------------------------- ------------------- ------------------
David P. Noyes(10)                          343,750          150,000                  3.2%               1.8%
------------------------------- -------------------- ------------------------- ------------------- ------------------
Lee Puglisi (11)                             40,000           15,000                   *                   *
------------------------------- -------------------- ------------------------- ------------------- ------------------
Ryan Spencer (12)                             3,000            3,000                   *                   *
------------------------------- -------------------- ------------------------- ------------------- ------------------

1. Represents shares beneficially owned by the named individual, including shares that such person has the right to acquire within 60 days of the date of this Reoffer Prospectus. Unless otherwise noted, all persons referred to above have sole voting and sole investment power.
2. Does not constitute a commitment to sell any or all of the stated number of Shares of Common Stock. The number of Shares offered shall be determined from time to time by each Selling Stockholder at his sole discretion.
3.   Based on 10,532,463 shares of Common Stock outstanding as of March 21,
     2000.
4. Mr. Hemingway is a Director and the Chief Executive Officer of the Company. Includes 542,500 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable. Includes 115,395 shares of Ms. Detra Mauro Hemingway, the spouse of Mr. Hemingway.
5. Mr. Budd is a Director and the Vice President of Marketing of the Company. Includes 117,000 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.
6. Mr. Hutt is a Director, a Vice President and the Secretary/Treasurer of the Company. Includes 117,000 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.
7. Mr. Lyons is a Director. Includes 11,700 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.
8. Mr. Way is a Vice President of the Company. Includes 269,427 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.
9. Mr. Watters is a Director and the President and Chief Operating Officer of the Company. Includes 748,568 shares which may be purchased pursuant to stock options and warrants which are currently, or within the next 60 days will be, exercisable.
10. Mr. Noyes is the Chief Financial Officer of the Company. Includes 343,750 shares which may be purchased pursuant to stock options and warrants which are currently, or within the next 60 days will be, exercisable.
11.  Mr. Puglisi is a consultant.
12.  Mr. Spencer is a consultant.

* Represents less than 1%.

                              PLAN OF DISTRIBUTION

         All or a portion of the Shares offered hereby may be offered for sale, from time to time, on the over-the-counter bulletin board or otherwise, at market prices at the time of sale, at prices related to market prices, or in negotiated transactions.

         The Selling Stockholders may effect these transactions by selling the Common Stock to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Common Stock for whom the broker-dealer may act as an agent or to whom they may sell the Common Stock as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.

         The Selling Stockholders and broker-dealers who act in connection with the sale of the Common Stock may be considered "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and profits on any resale of the Common Stock as a principal may be considered underwriting discounts and commissions under the Securities Act.

         In addition, the Shares may be sold pursuant to Rule 144 under the Securities Act, rather than pursuant to this Reoffer Prospectus.

         We have agreed to bear expenses in connection with the registration and sale of the Common Stock offered by the Selling Stockholders (other than selling commissions). The Selling Stockholders will pay all brokers' commissions, concessions or discounts. Our obligation includes paying the filing fees and costs of filings.

         An investor may only purchase the Shares being offered hereby if such shares are qualified for sale or are exempt from registration under the applicable securities laws of the state in which such prospective purchaser resides. We have not registered or qualified the Shares under any state securities laws and, unless the sale of such Shares to a particular investor is exempt from registration or qualification under applicable state securities laws, the sale of such Shares to an investor may not be effected until such Shares have been registered or qualified with applicable state securities authorities.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Jeffers, Shaff & Falk, LLP.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Section 145 of the Delaware General Corporation Law (the "Delaware GCL") empowers a Delaware corporation, including the Company, to indemnify its directors, officers, employees, and agents under certain circumstances. The Company's Restated Certificate of Incorporation (the "Certificate") provides that the Company shall indemnify current and former directors and officers of the Company or persons who serve or have served, at the request of the Company, as directors or officers of any other corporation in which the Company at such time owns or owned shares of stock or is or was a creditor, to the full extent authorized by the Delaware GCL as it may from time to time be amended. Moreover, the Certificate provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the Delaware GCL (involving certain unlawful dividends or stock repurchases), or (iv) for any transaction from which the director derived an improper personal benefit.

         Under the Delaware GCL, to the extent that an officer or director of a corporation is successful on the merits in the defense of an action, the corporation must indemnify such person for his or her actual and reasonable expenses incurred in connection with such defense. The Certificate provides that the Company shall indemnify officers and directors against any and all expenses, including amounts paid on judgment, counsel fees, and amounts paid in settlement (before or after suit is commenced) by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, to the full extent permitted by the Delaware GCL.

         Under its Bylaws, the Company may indemnify its directors, officers, employees and agents and the directors, officers, employees or agents of any other corporation if the person was serving at the request of the Company. The indemnification is required if the person is successful on the merits or otherwise in defending the claim and is permitted in other circumstances, if indemnification is authorized in the specific instance by the Company or by a majority vote of the Company's stockholders. Indemnification is permitted only if the person was acting in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Company. If the person is judged to be liable to the Company in any action brought in the Company's name, indemnification is only permitted if the court acting in the matter specifically allows it. The Company is authorized to advance expenses to a director or officer upon that person's agreement to repay the Company if such person ultimately is not entitled to indemnification.

         The Company is also empowered under its Bylaws to purchase insurance on behalf of any person whom the Company is required or permitted to indemnify. The Company has entered into agreements with its directors and executive officers, which require the Company to indemnify such persons to the fullest extent permitted by law against certain losses that they may incur in legal proceedings arising in connection with their services to the Company and to advance expenses upon their agreement to repay the Company if such person is ultimately not entitled to indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by eSynch Corporation (the "Company") with the Commission are incorporated in and made part of this registration statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference.

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

     (2)  The Company's Current Report on Form 8-K dated February 15, 2000.

     (3)  The Company's Current Report on Form 8-K dated February 8, 2000.

     (4)  The Company's Current Report on Form 8-K dated January 27, 2000.

     (5)  The Company's Current Report on Form 8-K dated October 15, 1999.

     (6)  The Company's Current Report on Form 8-K/A dated August 13, 1999.

     (7)  The Company's Current Report on Form 8-K dated April 19, 1999.

     (8) The description of the Company's Common Stock, filed with the Commission on February 29, 2000 on Form SB-2 describing the Common Stock referred to herein, including any amendment or report filed to update the description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated and to be a part hereof from the date of filing such documents.

         For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5   INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "Delaware GCL") empowers a Delaware corporation, including the Company, to indemnify its directors, officers, employees, and agents under certain circumstances. The Company's Restated Certificate of Incorporation (the "Certificate") provides that the Company shall indemnify current and former directors and officers of the Company or persons who serve or have served, at the request of the Company, as directors or officers of any other corporation in which the Company at such time owns or owned shares of stock or is or was a creditor, to the full extent authorized by the Delaware GCL as it may from time to time be amended. Moreover, the Certificate provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the Delaware GCL (involving certain unlawful dividends or stock repurchases), or (iv) for any transaction from which the director derived an improper personal benefit.

         Under the Delaware GCL, to the extent that an officer or director of a corporation is successful on the merits in the defense of an action, the corporation must indemnify such person for his or her actual and reasonable expenses incurred in connection with such defense. The Certificate provides that the Company shall indemnify officers and directors against any and all expenses, including amounts paid on judgment, counsel fees, and amounts paid in settlement (before or after suit is commenced) by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, to the full extent permitted by the Delaware GCL.

         Under its Bylaws, the Company may indemnify its directors, officers, employees and agents and the directors, officers, employees or agents of any other corporation if the person was serving at the request of the Company. The indemnification is required if the person is successful on the merits or otherwise in defending the claim and is permitted in other circumstances, if indemnification is authorized in the specific instance by the Company or by a majority vote of the Company's stockholders. Indemnification is permitted only if the person was acting in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Company. If the person is judged to be liable to the Company in any action brought in the Company's name, indemnification is only permitted if the court acting in the matter specifically allows it. The Company is authorized to advance expenses to a director or officer upon that person's agreement to repay the Company if such person ultimately is not entitled to indemnification.

         The Company is also empowered under its Bylaws to purchase insurance on behalf of any person whom the Company is required or permitted to indemnify. The Company has entered into agreements with its directors and executive officers, which require the Company to indemnify such persons to the fullest extent permitted by law against certain losses that they may incur in legal proceedings arising in connection with their services to the Company and to advance expenses upon their agreement to repay the Company if such person is ultimately not entitled to indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

4.1      Form of Stock Certificate
4.2      Stock Option Agreement between the Company and Thomas Hemingway
4.3      Stock Option Agreement between the Company and James H. Budd
4.4      Stock Option Agreement between the Company and T. Richard Hutt
4.5      Stock Option Agreement between the Company and David Lyons
4.6      Stock Option Agreement between the Company and Robert Way
4.7      Warrant Agreement between the Company and Donald C. Watters, Jr.
4.8      Warrant Agreement between the Company and David P. Noyes
4.9      Consulting Agreement between the Company and Lee Puglisi
4.10     Consulting Agreement between the Company and Ryan Spencer
5.1      Opinion of Jeffers, Shaff & Falk, LLP
23.1     Consent of Jeffers, Shaff & Falk, LLP (included in Exhibit 5.1)
23.2     Consent of Hansen, Barnett & Maxwell.

ITEM 9.  UNDERTAKINGS

         (a) The Company hereby undertakes to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

         (b) The Company hereby agrees that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) The Company hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (d) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of eSynch Corporation, do hereby constitute and appoint Thomas Hemingway or Donald Watters, Jr., or either of them, as our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, and State of California on March 22, 2000.

                                     eSYNCH CORPORATION


                                     By:  /s/ THOMAS HEMINGWAY
                                          ------------------------------------
                                     Thomas Hemingway, Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


/s/ Thomas Hemingway           Chairman,                         March 22, 2000
---------------------------    Chief Executive Officer
Thomas Hemingway               and Director



/s/ Donald Watters, Jr.        President, Chief                  March 22, 2000
---------------------------    Operating Officer
Donald Watters, Jr.            and Director



/s/ T. Richard Hutt            Vice President, Secretary         March 22, 2000
---------------------------    and Director
T. Richard Hutt


/s/ David Noyes                Chief Financial                   March 22, 2000
---------------------------    Officer
David Noyes


/s/  James H. Budd             Vice President and Director       March 22, 2000
---------------------------
James H. Budd


/s/ Robert Way                 Vice President                    March 22, 2000
---------------------------
Robert Way


/s/ Norton Garfinkle           Director                          March 22, 2000
---------------------------
Norton Garfinkle


/s/ David Lyons                Director                          March 22, 2000
---------------------------
David Lyons


/s/ Robert Orbach              Director                          March 22, 2000
---------------------------
Robert Lyons